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                                                    EXHIBIT 2.4

                         ARTICLES OF INCORPORATION

                                    OF

                         ROYAL MORTGAGE CORPORATION

      That I, the undersigned, have this day voluntarily acted for the purpose of forming a corporation under the laws of the State of Nevada, and to that end, I do hereby certify:

                                  I. NAME

      The name of the Corporation is ROYAL MORTGAGE CORPORATION.

                       II. AGENT FOR SERVICE OF PROCESS

      The name and address of the initial Resident Agent and location of the Registered Office in this state is Beckley, Singleton, Jemison, Cobeaga & List, 1575 Delucchi Lane, Suite 224, Reno, Nevada 89502.

                                III. PURPOSE

      The purpose of the corporation, and the nature of the business and objects proposed to be transacted and carried on by it are:

                 To engage in any lawful act or activity for which a corporation may be organized under the laws of the State of Nevada other than the banking business, the trust company business or the practice of a profession permitted to be incorporated under the laws of the State of Nevada.

                                 IV. STOCK

      The corporation is authorized to issue one class of shares, which shall be designated "common shares," having a total number of 1,000 shares. Each such share,


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when issued, shall have one (1) vote.

                              V. NUMBER OF DIRECTORS

      The members of the governing board of the corporation shall be styled "Directors," and the initial Board of Directors shall be five (5) in number.

      The number of directors may, at any time or times, be increased or decreased by a duly adopted amendment to these Articles of Incorporation, or in such manner as shall be provided in the By-Laws of the corporation or by an amendment to the By-Laws of the corporation duly adopted by either the Board of Directors or the shareholders.

                                VI. INITIAL DIRECTORS

      The name and address of the First Board of Directors is as follows:

      Michael J. Pilgrim
      1000 Ballpark Way, Ste. 210
      Arlington, TX 76011

      Mark J. Tainart
      1000 Ballpark Way, Ste. 210
      Arlington, TX 76011

      David E. Wantach
      1000 Ballpark Way, Ste. 210
      Arlington, TX 76011

      Richard F. Bergner
      5718 Weisthaimer, Ste. 700
      Houston, TX 77057

      Dr. Raymond Weild
      Marktgass Passage
      3 Postfoch
      3000 Bern 7 Switzerland


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                              VII. INCORPORATOR

     The name and post office address of the Incorporator signing these Articles of Incorporation is as follows:

     Lance P. Maiss
     Backley, Singleten, Jerrison, Cobeaga & List
     1575 Delucchi Lane, Suite 224
     Reno, Nevada 88502


                        VIII. ASSESSABILITY OF SHARES

     The capital stock of this corporation after the amount of the subscription price has been paid, shall not be subject to assessment to pay the debts of the corporation, and no stock issued as fully paid shall be assessable or assessed, nor shall the private property of the stockholders, directors or officers of this corporation be subject to the payment of any corporate debts to any extent whatsoever, and in this particular, the Articles of Incorporation shall not be subject to amendment.

               IX. INDEMNIFICATION AND LIMITATION ON LIABILITY

     Every person who was or is a party, or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be

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indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada, as amended, against all expenses, liability and loss (including attorneys' fees), judgments, fines and amounts paid in connection therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any By-Law, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this Article.

     The personal liability of a director or officer of the corporation or its stockholders, shall be limited to the fullest extent provided by Nevada law, as amended, for damages for breach of fiduciary duty as an officer or director. This provision shall not eliminate the liability of a director or officer for acts or omissions which involved intentional misconduct, fraud, a knowing violation of the law or the payment of dividends in violation of NRS 78.300.

     Expenses of directors and officers incurred in defending a civil or criminal action, suit or proceeding, must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of and undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. This does not affect the rights to advancement of expenses which corporate

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personnel, other than directors or officers, may be entitled to under any contract or otherwise by law.
     Without limiting the application of the foregoing, the Board of Directors may adopt By-Laws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such peson.

              X. RIGHTS, PREFERENCES, PRIVLEGES AND RESTRICTIONS

     Unless otherwise determined by the Board of Directors, no holder of stock of the corporation shall be entitled as such, as a matter of right, to purchase or subscribe for any stock of any class which the corporation may issue or sell, whether or not exchangeable for any stock of the corporation of unissued shares authorized by the Articles of Incorporation of the corporation as origninally filed or by any amendment thereof, or out of shares of stock of the corporation acquired by it after the issue thereof, and whether issued for cash, labor performed, personal property, real property, or a lease thereof, nor shall he be entitled to any right of subscription to any thereof; nor, unless otherwise determined by the Board of Directors, shall any holder of any shares be entitled

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as such, as a matter of right, to purchase or subscribe for any obligation which the corporation may issue or sell that shall be convertible into or exchangeable for any shares of the stock of its capital stock of any class or classes.

     IN WITHNESS WHEREOF, I have hereunto set my hand this 17th day of September, 1998, hereby declaring and certifying that the facts stated hereinabove are true.



                                    /s/ Lance P. Maiss
                                    ---------------------------------

                                    LANCE P. MAISS



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State of Nevada              )
                             )ss:
County of Washoe             )

     On September 17th, 1998, personally appeared before me, a Notary Public, Lance P. Maiss, who acknowledged that he executed the above instrument.




                                    /s/ Nancy D. Williams
                                    --------------------------------
                                    NOTARY




                                                [SEAL]
                                           Nancy D. Williams

                                              [illegible]


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